Registration No. 333-30842


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                     COMPUTER ASSOCIATES INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its Charter)

        Delaware                                        13-2857434
State or other jurisdiction of              (I.R.S. Employer Identification No.)
incorporation or organization)

                          One Computer Associates Plaza
                          Islandia, New York 11749-7000
               (Address of principal executive offices)(Zip Code)

                 KNOWLEDGE WARE, INC. 1988 STOCK INCENTIVE PLAN
       STERLING SOFTWARE, INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                   MYSTECH ASSOCIATES, INC. STOCK OPTION PLAN
                          SYNON 1990 STOCK OPTION PLAN
                   SYNON EXECUTIVE SHARE OPTION SCHEME (U.K.)
             STERLING SOFTWARE, INC. 1999 EMPLOYEE STOCK OPTION PLAN
             INFORMATION ADVANTAGE, INC. 1997 EQUITY INCENTIVE PLAN
               INFORMATION ADVANTAGE, INC. 1992 STOCK OPTION PLAN
                 IQ SOFTWARE CORPORATION 1987 STOCK OPTION PLAN
                 IQ SOFTWARE CORPORATION 1993 STOCK OPTION PLAN
      IQ SOFTWARE CORPORATION 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
              STERLING SOFTWARE, INC. EMPLOYEE STOCK PURCHASE PLAN
    BACHMAN INFORMATION SYSTEMS, INC. AMENDED AND RESTATED 1986 INCENTIVE AND
                         NONQUALIFIED STOCK OPTION PLAN
CAYENNE SOFTWARE, INC. AMENDED 1996 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
           CAYENNE SOFTWARE, INC. 1998 NONQUALIFIED STOCK OPTION PLAN
   CADRE TECHNOLOGIES, INC. 1988 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN
          CADRE TECHNOLOGIES, INC. 1989 NON-STATUTORY STOCK OPTION PLAN
                            (Full title of the plan)

                                     IRA ZAR
                 Senior Vice President - Chief Financial Officer
                     COMPUTER ASSOCIATES INTERNATIONAL, INC.
          One Computer Associates Plaza, Islandia, New York 11749-7000
                     (Name and address of agent for service)
                                 (631) 342-5224
          (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


-------------       ----------------   ------------   ----------   -------------
Title of            Amount to be       Proposed       Proposed     Amount of
Securities          Registered (2)     Maximum        Maximum      Registration
to be                                  Offering       Aggregate    Fee
Registered (1)                         Price          Offering
                                       Per Share (3)  Price
---------------     ----------------   ------------   ----------   -------------
Common   Stock,     7,000,000 Shares   $64.00         $448,000,000 $118,272
$.10 par value
per  share,
together with
the  associated
right to purchase
shares of Series
One Junior
Participating
Preferred Stock,
Class A, without
par value.
---------------     ----------------   ------------   ----------   -------------

(1) Rights are attached to and trade with the Registrant's Common Stock and are issued for no additional consideration. The value attributable to Rights, if any, is reflected in the market price of the Common Stock. No additional registration fee is required.

(2) In addition, pursuant to Section 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend recapitalization or other similar transaction effected without consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(3)   Estimated  solely  for  the  purpose  of  computing  the  amount  of   the
      registration fee under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Computer Associates International, Inc. (the "Company") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's annual report on Form 10-K for its fiscal year ended March 31, 1999;

     (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 31, 1999; and

     (c) The description of the Company's common stock, par value $.10 per share, outlined in the Company's registration statement on Form 8-A filed under the Exchange Act, which in turn incorporates by reference the description in the Company's Registration Statement on Form S-1 (Registration No. 2-74618) filed under the Securities Act of 1933, as amended (the "Securities Act").

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Steven M. Woghin, who rendered the opinion as to the legality of the Company's common stock to be issued pursuant hereto, is employed by the Company as Senior Vice President and General Counsel. Mr. Woghin is the beneficial owner of 15,027 shares (including 4,098 shares credited to his account in the Company's tax qualified profit sharing plan), and of options to purchase 67,874 shares of the Company's common stock.

Item 6.  Indemnification of Directors and Officers

     As permitted by Section of 145 of the Delaware General Corporation Law, Article EIGHTH of the Company's Restated Certificate of Incorporation as amended provides:

     "The Corporation shall to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons who it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person."

     The Company's Restated Certificate of Incorporation, as amended, also limits the personal liability of directors for monetary damages in certain instances and eliminates director liability for monetary damages arising from any breach of the director's duty of care.

     The Company maintains insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Company's Restated Certificate of Incorporation, as amended.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     See the Index to Exhibits attached hereto.

Item 9.  Undertakings.

A.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs A(1)(i) and A (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

     (3) To remove the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Islip, County of Suffolk and State of New York on the 21st day of March, 2000.
                                         COMPUTER ASSOCIATES INTERNATIONAL, INC.



                                         By:/s/ Ira Zar
                                                Ira Zar
                                                Senior Vice President
                                                Chief Financial Officer





                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Charles B. Wang and Ira Zar, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Charles B. Wang
----------------------
Charles B. Wang        Chairman, Chief Executive Officer and      March 21, 2000
                       Director (Principal Executive Officer)

/s/ Ira Zar
----------------------
Ira Zar                Senior Vice President and Chief            March 21, 2000
                       Financial Officer (Principal Financial
                       and Accounting Officer)

/s/ Russell M. Artzt
----------------------
Russell M. Artzt       Director                                   March 21, 2000

/s/ Alphonse M. D'Amato
----------------------
Alfonse M. D'Amato     Director                                   March 21, 2000

/s/ Willem F.P. de Vogel
----------------------
Willem F.P. de Vogel   Director                                   March 21, 2000

/s/ Irving Goldstein
----------------------
Irving Goldstein       Director                                   March 21, 2000

/s/ Richard A. Grasso
----------------------
Richard A. Grasso      Director                                   March 21, 2000

/s/ Shirley Strum Kenny
----------------------
Shirley Strum Kenny    Director                                   March 21, 2000

/s/ Sanjay Kumar
----------------------
Sanjay Kumar           Director                                   March 21, 2000

/s/ Roel Pieper
----------------------
Roel Pieper            Director                                   March 21, 2000

                                INDEX TO EXHIBITS

                                                                     Exhibits to
Exhibit Number                Description                            This Report
    4.1             Provisions of the Restated Certificate of             *
                    Incorporation of Computer Associated dated
                    February 3, 1999, that define the rights of security holders of Computer Associates
                    (incorporated by reference to Exhibit 3(I) to Computer Associates Form 10-Q for the quarter ended December 31, 1998)

    4.2             Provisions of the Bylaws of Computer                  *
                    Associates, as amended effective January 19, 1999, that define the rights of security holders of Computer Associates (incorporated by reference to Exhibit 3(II) to Computer
                    Associates Form 10-Q for the quarter ended
                    December 31, 1998)

    4.3             Rights Agreement ("Rights Agreement") dated           *
                    as of June 18, 1991 between Computer
                    Associates and Manufacturers Hanover Trust
                    Company (incorporated by reference to Exhibit
                    4 to Computer Associates' Form 8-K dated
                    June 18, 1991)

    4.4             Amendment No. 1 dated May 17, 1995 to Rights          *
                    Agreement (incorporated by reference to
                    Exhibit C to Computer Associates' Form 10-K for the fiscal year ended March 31, 1995)

    4.5             Knowledge Ware, Inc. 1988 Stock Incentive Plan        *
                    (incorporated by reference to Registration
                    Statement on Form S-8 filed by Sterling
                    Software, Inc., Reg. No. 033-56681 on
                    December 1, 1994)

    4.6             Sterling Software, Inc. Amended And Restated          *
                    1996 Stock Option Plan (incorporated by
                    reference to the Sterling Software, Inc.
                    Proxy Statement filed on April 24, 1996)

    4.7             Mystech Associates, Inc. Stock Option Plan            *
                    (incorporated by reference to Registration
                    Statement on Form S-8 filed by Sterling
                    Software, Inc., Reg. No. 333-58825 on
                    July 10, 1998)

    4.8             Synon 1990 Stock Option Plan (incorporated            *
                    by reference to Registration Statement on Form S-8 filed by Sterling Software, Inc.,
                    Reg. No. 333-60475 on August 3, 1998)

    4.9             Synon Executive Share Option Scheme (U.K.)            *
                    (incorporated by reference to Registration
                    Statement on Form S-8 filed by Sterling
                    Software, Inc., Reg. No. 333-60475 on
                    August 3, 1998)

    4.10            Sterling Software, Inc. 1999 Employee Stock           *
                    Option Plan (incorporated by reference to Registration Statement on Form S-8 filed by
                    Sterling Software, Inc., Reg. No. 333-78463
                    on May 14, 1999)

    4.11            Information Advantage, Inc. 1997 Equity               *
                    Incentive Plan (incorporated by reference to Registration Statement on Form S-8 filed by
                    Sterling Software, Inc., Reg. No. 333-86369
                    on September 1, 1999)

    4.12            Information Advantage, Inc. 1992 Stock Option         *
                    Plan (incorporated by reference to Registration Statement on Form S-8 filed by Sterling
                    Software, Inc., Reg. No. 333-86369 on
                    September 1, 1999)

    4.13            IQ Software Corporation 1987 Stock Option Plan        *
                    (incorporated by reference to Registration
                    Statement on Form S-8 filed by Sterling
                    Software, Inc., Reg. No. 333-86369 on
                    September 1, 1999)

    4.14            IQ Software Corporation 1993 Stock Option Plan        *
                    (incorporated by reference to Registration
                    Statement on Form S-8 filed by Sterling
                    Software, Inc., Reg. No. 333-86369 on
                    September 1, 1999)

    4.15            IQ Software Corporation 1994 Non-Employee             *
                    Director Stock Option Plan (incorporated by reference to Registration Statement on Form
                    S-8 filed by Sterling Software, Inc.,
                    Reg. No. 333-86369 on September 1, 1999)

    4.16 Sterling Software, Inc. Employee Stock Purchase Plan (incorporated by reference to the Proxy
                    Statement filed by Sterling Software, Inc. on
                    January 28, 1998)

    4.17 Bachman Information Systems, Inc. Amended And Restated 1986 Incentive And Nonqualified Stock Option Plan (incorporated by reference to Registration Statement on Form S-8 filed by Sterling Software, Inc., Reg. No. 333-66167 on October 27, 1998)

    4.18            Cayenne Software, Inc. Amended 1996 Incentive
                    And Nonqualified Stock Option Plan (incorporated by reference to Registration Statement on Form S-8 filed by Sterling Software, Inc.,
                    Reg. No. 333-66167 on October 27, 1998)

    4.19 Cayenne Software, Inc. 1998 Nonqualified Stock Option Plan (incorporated by reference to Registration Statement on Form S-8 filed by Sterling Software, Inc., Reg. No. 333-66167 on October 27, 1998)

    4.20 Cadre Technologies, Inc. 1988 Incentive And Non-Statutory Stock Option Plan (incorporated by reference to Registration Statement on Form S-8 filed by Sterling Software, Inc., Reg. No. 333-66167 on October 27, 1998)

    4.21 Cadre Technologies, Inc. 1989 Non-Statutory Stock Option Plan (incorporated by reference to Registration Statement on Form S-8 filed by Sterling Software, Inc., Reg. No. 333-66167 on October 27, 1998)

    5 Opinion of Steven M. Woghin, Esq. as to the legality of the shares being offered

    23.1            Consent of Ernst & Young LLP                   Exhibit 23.1

    23.2            Consent of Ernst & Young LLP                   Exhibit 23.2

    23.3            Consent of KPMG LLP                            Exhibit 23.3

    23.4            Consent of Arthur Andersen LLP                 Exhibit 23.4

    23.5            Consent of Luboshitz, Kasierer & Co.           Exhibit 23.5

    23.6            Consent of Steven M. Woghin, Esq.         Filed as Exhibit 5
                    (contained in his opinion in Exhibit 5)

    24              Power of Attorney                       (see signature page)

         * Incorporated by reference